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                                                                    EXHIBIT 10.1


                       AMENDMENT TO TRANSACTION DOCUMENTS

                  This Amendment, dated as of March 31, 1999, by and among KENNAMETAL INC., a Pennsylvania corporation (the "Borrower"), the Lenders parties to the Credit Agreement referred to below, and MELLON BANK, N.A., as Administrative Agent under such Credit Agreement.

                                    RECITALS:

                  A. The Borrower has entered into a Credit Agreement, dated as of November 17, 1997, by and among the Borrower, the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as amended by an Amendment to Transaction Documents, dated as of November 26, 1997, an Amendment to Transaction Documents, dated as of December 19, 1997, an Amendment to Transaction Documents, dated as of March 19, 1998 and an Amendment to Transaction Documents, dated as of December 15, 1998, the "Credit Agreement"); and

                  B. The parties hereto desire to amend further the Credit Agreement as set forth herein.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1. AMENDMENTS RELATING TO PROPOSED RECEIVABLES SECURITIZATION PROGRAM.

(a) Section 2.07(b)(ii) is hereby deleted in its entirety and replaced with the following:

                  (ii) ASSET SALES. "Reduction Event" shall include the following (each, a "Reduction Event Asset Sale"): any sale, lease or other disposition (including without limitation (x) any such transaction effected by way of merger or consolidation, and (y) any sale-leaseback transaction whether or not involving a capitalized lease) by the Borrower or any of its Subsidiaries of any property (including without limitation any capital stock or other equity interest held by the Borrower or such Subsidiary), but excluding (A) any disposition to the Borrower or to a Subsidiary of the Borrower, (B) any sale, transfer or other disposition in the ordinary course of business of inventory or of obsolete equipment or equipment which has been replaced by upgraded equipment (it being understood that dispositions of equipment which has become redundant as a result of the Acquisition or any other acquisition of a business shall not be deemed to be in the ordinary course), (C) any sale, lease or other disposition (or series of related sales, leases or other dispositions), other than an Asset Securitization Transfer, the Net Proceeds of which do not exceed $5,000,000, (D) any leases of tangible personal property entered into in the ordinary course of business, (E) any sale, transfer or other disposition of temporary cash investments in the ordinary course of business, (F) any sale, transfer or other disposition of any property (other than an Asset Securitization Transfer) if the Borrower notifies the Administrative Agent promptly after the receipt of the Net Proceeds thereof that such proceeds will be used by the Borrower and its Subsidiaries to purchase similar properties within twelve months after the date of such notice, but only to the extent such proceeds are actually so used, (G) any sale, transfer or other disposition of any Margin Stock for fair value on or before the Merger Date (provided, that if the proceeds thereof are not applied to the Loan Obligations, they will be held as cash or cash equivalent investments), (H) any disposition in a Reduction Event described in Section 2.07(b)(iii), (I) any leases or subleases of unoccupied space, (J) any factoring of trade receivables originated by a Foreign Subsidiary; provided, that the aggregate amount of all transactions described in this clause (J) from and after the date hereof shall not exceed $25,000,000 (or the equivalent in any currency at any time), and (K) any Asset Securitization Transfer representing the reinvestment of cash collections from accounts or notes receivable or interests therein which have been previously the subject of an Asset Securitization Transfer, but only to the extent of such reinvestment of cash collections. The "Reduction Event Application Amount" corresponding to the foregoing Reduction Event shall be 100% of the Net Proceeds thereof. The "Reduction Event Date" corresponding to the foregoing Reduction Event shall be five Business Days after the Borrower or its Subsidiaries receives Net Proceeds from such event.

(b) Section 6.13(a) of the Credit Agreement is hereby amended by adding before clause (x) the following new clause (w): "(w) a Subsidiary which is an Asset Securitization SPE,".

(c) Section 7.03 of the Credit Agreement is hereby amended by deleting the word "and" at the end of Section 7.03(k), redesignating Section 7.03(l) as Section 7.03(m), and adding a new Section 7.03(l) as follows:

                  (l) Liens (contingent or otherwise) customarily granted in connection with an Asset Securitization Program; and

(d) Section 7.09 is amended by deleting the word "and" following clause (f) thereof, replacing the period at the end of clause (g) with a semicolon, and adding the following new clause (h):

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                  (h) with respect the foregoing clause (x), restrictions
         relating to accounts or notes receivable or interests therein or any related collateral which are the subject of an Asset Securitization Program, and with respect to the foregoing clause (y), restrictions imposed on a Subsidiary of the Borrower serving as an Asset Securitization SPE.

(e) Annex A to the Credit Agreement, Section 1.01, is amended by adding the following new definitions in their appropriate places in alphabetical order:

                  "Asset Securitization Program" means a program of Asset Securitization Transfers each of which, at the time of such Asset Securitization Transfer, is either (i) to the Borrower or a consolidated Subsidiary of the Borrower or (ii) qualifies as a sale under GAAP for purposes of the consolidated financial statements of the Borrower.

                  "Asset Securitization SPE" means a limited-purpose Subsidiary of the Borrower which serves as a special purpose entity to which the Borrower or any Subsidiary of the Borrower from time to time makes Asset Securitization Transfers in connection with an Asset Securitization Program.

                  "Asset Securitization Transfer" means a sale, transfer or other disposition of accounts or notes receivable, or of interests therein, pursuant to an Asset Securitization Program.

(f) In Annex A to the Credit Agreement, Section 1.01, the definition of "Net Proceeds" is amended by deleting the phrase "(b) if such Reduction Event is a Reduction Event Asset Sale," and replacing it with the phrase "(b) if such Reduction Event is a Reduction Event Asset Sale (other than an Asset Securitization Transfer),".

                  SECTION 2. EFFECTIVENESS AND EFFECT, ETC. This Amendment shall become effective when Mellon Bank, N.A., as Administrative Agent, shall have received counterparts hereof duly executed by the Borrower and the Administrative Agent and consents hereto duly executed by the Required Lenders (as defined in the Credit Agreement). The Credit Agreement, as amended by the Amendment to Transaction Documents dated as of November 26, 1997, the Amendment to Transaction Documents dated as of December 19, 1997, the Amendment to Transaction Documents dated as of March 19, 1998, the Amendment to Transaction Documents dated as of December 15, 1998, and as further amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement.

                  SECTION 3. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to choice of law principles. This Amendment is a requested amendment within the meaning of Section 10.06(a)(ii) of the Credit Agreement.







                     [This Space Intentionally Left Blank.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        KENNAMETAL INC.


                                        By: /s/ James E. Morrison
                                           ----------------------
                                        Name: James E. Morrison
                                        Title: Vice President and Treasurer


                                        MELLON BANK, N.A.,
                                        individually and as Administrative Agent


                                        By: /s/ Peter K. Lee
                                           -----------------
                                        Name: Peter K. Lee
                                        Title: Vice President




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                        LENDER CONSENT AND ACKNOWLEDGMENT

                  The undersigned, a "Lender" under that certain Credit Agreement, dated as of November 17, 1997, by and among Kennametal Inc., a Pennsylvania corporation (the "Borrower"), the Lenders parties thereto from time to time, and Mellon Bank, N.A., as Administrative Agent (as amended, the "Credit Agreement"), hereby (a) acknowledges receipt of a counterpart of the Amendment to Transaction Documents, dated as of March 31, 1999, by and among the Borrower, the Lenders parties to the Credit Agreement and Mellon Bank, N.A., as Administrative Agent, and (b) pursuant to Section 10.03 of the Credit Agreement, consents and agrees to such Amendment to Transaction Documents and directs the Administrative Agent to enter into it.


                                   _________________________________________, as
                                   Lender


                                   By_______________________________________
                                   Name:
                                   Title:


Date:______________________








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